Exhibit 10.13

STOCK PURCHASE AGREEMENT

by and between

VALLON PHARMACEUTICALS, INC.

and

SALMON PHARMA GMBH

Dated as of July 25, 2019

Stock Purchase Agreement

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of July 25, 2019, by and between Vallon Pharmaceuticals, Inc., a Delaware corporation registered with the Delaware Division of Corporations, file no. 6705195 (the “Company”), and Salmon Pharma GmbH, a Swiss limited liability company registered with the Commercial Registry of Basel-City, no. CH-270.4.000.379-3 (the “Investor”).

WHEREAS, the Company desires to sell to the Investor, and the Investor desire to purchase from the Company, 52,394,425 shares (the “Securities”) of the Company’s common stock, par value US$0.0001 per share (the “Common Stock”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.             Definitions. As used in this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings specified or referred to in this Section 1:

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Company Intellectual Property” means all patents, patent applications , registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Court Order” means any judgment, order, award or decree of any foreign, federal, state, local or other court or administrative or regulatory body and any award in any arbitration proceeding.

“Encumbrance” means any lien (statutory or other), encumbrance, claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

“Investors’ Rights Agreement” means the investors’ rights agreement as of even date herewith, in a form mutually agreed upon between the Company and the Investor.

“Governmental Body” means any foreign, federal, state, local or other government, governmental, statutory or administrative authority or regulatory body, self-regulatory organization or any court, tribunal or judicial or arbitral body.

“Key Employee” means any executive-level employee as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

“Person” means any individual, partnership, corporation, limited liability company, association, joint venture, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Requirements of Law” means any applicable foreign, federal, state and local laws, statutes, regulations, rules, codes, ordinances, Court Orders and requirements enacted, adopted, issued or promulgated by any Governmental Body or common law or any applicable consent decree or settlement agreement entered into with any Governmental Body.

“Voting Agreement” means that certain voting agreement among the Company and certain other stockholders of the Company, dated as of June 22, 2018.

2.             Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for the Securities for the aggregate purchase price of $5,000,000.00 (US$ Five Million) (the “Purchase Price”), which is payable as described in Section 3. The Investor acknowledges that the Securities will be subject to restrictions on transfer as set forth in this Agreement.

3.             Closing. The closing of the transactions contemplated hereby (the “Closing”) shall occur on the date hereof; or at such other time and date to be agreed between the Company and the Investor (such date and time of delivery and payment for the Securities being herein called, the “Closing Date”). At the Closing, the Company shall deliver to the Investor the Securities being purchased by the Investor at such Closing against payment of the Purchase Price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Investor, including interest, or by any combination of such methods

4.             Representations and Warranties of the Company. As of the Closing Date, the Company represents and warrants that:

(a)               Organization. The Company is duly incorporated or formed and validly existing and in good standing under the law of its jurisdiction of incorporation or formation. The Company is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to be so qualified or licensed, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations, or prospects of the Company (a “Material Adverse Effect”).

(b)              Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)               No Violation; Consents and Approvals. The execution and delivery by the Company of this Agreement does not, and the consummation by the Company of any of the transactions contemplated hereby and compliance by the Company with the terms, conditions and provisions hereof (including the offer and sale of the Securities by the Company) will not:

(i)                 conflict with, violate, result (with the giving of notice or passage of time or both) in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of the Company under (A) the certificate of incorporation or certificate of formation or the by-laws or limited liability company agreement, each as applicable, of the Company, (B) any note, instrument, agreement, contract, mortgage, lease, license, franchise, guarantee, permit or other authorization, right, restriction or obligation to which the Company is a party or any of their respective assets or properties is subject or by which the Company is bound, (C) any Court Order to which the Company is a party or any of their respective assets or properties is subject or by which the Company is bound, or (D) any Requirements of Law applicable to the Company or any of their respective assets or properties; or

(ii)                require the approval, consent, authorization or act of, or the making by the Company of any declaration, filing or registration with, any Person, including under the Securities Act, or the securities, “blue sky” or other similar laws of any state (collectively referred to as the “State Securities Laws”), and the filing of a notice of an exempt offering on Form D for the transactions contemplated by this Agreement.

(d)               Capitalization. As of the date hereof, the authorized capital stock of the Company consists of two hundred fifty million (250,000,000) shares of Common Stock, of which 112,500,001 shares were issued and outstanding as of the date hereof. Schedule I attached hereto sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock; (ii) granted stock options; and (iii) shares of Common Stock reserved for future award grants under the Stock Plan. All outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Securities will be duly authorized, and when issued in accordance with this Agreement, (i) will be validly issued, fully paid and non-assessable and will be free and clear of any Encumbrances (other than, with respect to the Investor, any Encumbrances created by or through the Investor and restrictions on transfer imposed by the Securities Act, and applicable State Securities Laws) and the Investor will have good title thereto and (ii) will not have been issued in violation of any preemptive or subscription rights and will not result in the anti-dilution provisions of any security of the Company becoming applicable.

(e)               Compliance with Laws. The Company is in compliance with all laws and regulatory requirements to which it is subject, including U.S. sanctions laws and the Foreign Corrupt Practices Act, 15 U.S.C. §78 et seq., as it may be amended from time to time, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect.

(f)                Private Offering. No form of general solicitation or general advertising was used by the Company, or to the knowledge of the Company, its authorized representatives, in connection with the offer or sale of the Securities to be issued under this Agreement. Assuming the accuracy of the representations and warranties of the Investor contained in Section 5, the issuance and sale of the Securities pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption. The Company agrees that neither it, nor, anyone authorized to act on its behalf, shall offer to sell the Securities to be issued under this Agreement or any other securities of the Company so as to require the registration of the Securities being offered hereby pursuant to the provisions of the Securities Act or any State Securities Laws, unless the offer and sale of the Securities to be issued under this Agreement or such other securities is so registered. Neither the Company nor to its knowledge any Affiliate of the Company, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(g)               No Restrictions on Common Stock. Other than shares of Common Stock or options issued to employees or directors of, or consultants or advisors to, the Company pursuant to a plan, agreement or arrangement approved by the Board, (i) no Person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no Person has any purchase option, call option, preemptive rights, resale rights, subscription rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company.

(h)               Investment Company; Passive Foreign Investment Company. The Company is not and, after giving effect to the offer and sale of the Securities will not be an “investment company,” required to register under the Investment Company Act of 1940, as amended. The Company does not believe that it is a “passive foreign investment company” as such term is defined in the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder (the “Code”).

(i)             Litigation. The Company is not subject to any litigation or aware of any impeding litigation.

(j)             Intellectual Property. The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (a) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (b) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (c) resulted from the performance of services for the Company.

(k)            Employee Matters.

(i)                 To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of this Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(ii)               To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company.

(l)             Asset Purchase Agreement. The Company has fulfilled its obligations under the Asset Purchase Agreement (the “APA”) with Arcturus Therapeutics Ltd. (f/k/a Alcobra Ltd.) and Ameriservice Development Ltd. in all material respects. The Company holds all rights to the assets subject to the APA and such assets are not subject to any Encumbrance.

5.             Representations and Warranties of the Investor. As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Investor represents and warrants, as of the date hereof and as of the Closing Date, as follows:

(a)           Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b)           Authorization. The Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms hereof. This Agreement has been, and at or prior to the Closing will have been, duly executed and delivered by the Investor, and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)            No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign government or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization, or other non-governmental regulatory authority (including any national securities exchange), is required in connection with the execution, delivery and performance of this Agreement by the Investor or the consummation by the Investor of the transactions contemplated hereby, except for such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect.

(d)           No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or Encumbrance on any property or assets of the Investor pursuant to) (i) the organizational or other governing documents of the Investor, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Investor is a party or by which the Investor or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including any national securities exchange) or (v) any Court Order applicable to the Investor or any of its properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) as would not individually or in the aggregate, materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated herein on a timely basis.

(e)            Financial Capability. The Investor has available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(f)            Accredited Investor and Qualified Institutional Buyer.

(i)                 The Investor is acquiring the Securities to be issued under this Agreement to the Investor for its own account, not as nominee or agent, with the present intention of holding such securities for purposes of investment, and not with the view to the public resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the U.S. federal securities laws or any applicable State Securities Laws. The Investor is purchasing and holding any purchased Securities for its own account and is not party to any co-investment, joint venture, partnership or other understandings or arrangements with any other party relating to the Securities or any other transactions contemplated hereunder.

(ii)                [Reserved]

(iii)              The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company, and has so evaluated the merits and risks of such investment, and understands that it may be required to bear the risks thereof. The Investor has previously invested in securities similar to the Securities and fully understands the limitations on transfer and restrictions on sales of the Securities. The Investor represents that it is able to bear the economic risk of its investment in the Securities and is able to afford the complete loss of any such investment.

(iv)              The Investor has conducted its own independent evaluation, made its own analysis and consulted with advisors as it has deemed necessary, prudent, or advisable in order for the Investor to make its own determination and decision to enter into the transactions contemplated by this Agreement and to execute and deliver this Agreement.

(v)               The Investor is familiar with the business and financial condition and operations of the Company. The Investor has had an opportunity to discuss the terms and conditions of the offering of the Securities with the Company’s management to enable it to evaluate the transactions contemplated by this Agreement and to make an informed investment decision concerning the Securities, and the Investor has had the opportunity to obtain and review information reasonably requested by the Investor.

(vi)              The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Investor’s knowledge, any other general solicitation or general advertisement. Neither the Investor nor its Affiliates or any person acting on its or any of their behalf has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities.

(g)           Additional Investor Status.

(i)                The Investor is investing on its own account, and not on behalf of any other person.

(ii)               The Investor is a person that is outside the United Kingdom;

(h)           No Broker’s Fees. No brokerage or finder’s fees or commissions are or will be payable by the Investor or any of its Affiliates or subsidiaries (if applicable) to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the issuance of the Securities, and the Investor has not taken any action that could cause the Company to be liable for any such fees or commissions. The Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

(i)             Compliance with Law. The Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the Investor is subject or in which the Investor makes such purchases or sales, and the Company shall have no responsibility therefor.

(j)            Advisors. The Investor acknowledges that, prior to entering into this Agreement, it was advised by Persons deemed appropriate by the Investor concerning this Agreement and the transactions contemplated hereunder and conducted its own due diligence investigation and made its own investment decision with respect to this Agreement, the transactions contemplated hereunder and the purchase of the Securities.

(k)           Arm’s Length Transaction. The Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby. Additionally, without derogating from or limiting the representations and warranties of the Company, the Investor (A) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice; (B) has consulted with its own advisors concerning such matters; and (C) shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

(l)             No Further Reliance. The Investor acknowledges that it is not relying upon any representation or warranty made by the Company that is not set forth in this Agreement. The Investor confirms that the Company has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (ii) made any representation to the Investor regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. The Investor confirms that (i) it has conducted a limited review and analysis of the business, assets, condition, operations and prospects of the Company, and the terms of the Securities, and has access to such financial and other information regarding the Company, in each case that the Investor considers sufficient for purposes of the purchase of the Securities; (ii) at a reasonable time prior to its purchase of the Securities, it had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify any information furnished to the Investor or to which the Investor had access; and (iii) it has not received any offering memorandum or offering document in connection with the offering of the Securities. The Investor acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the Closing Date.

(m)         Private Placement. The Investor understands and acknowledges that:

(i)               The Securities that it is acquiring under this Agreement are being sold pursuant to an exemption from registration under the Securities Act. The Company may require additional representations from the Investor in respect of matters under such exemption from registration under the Securities Act, and the Investor shall provide the requested information to the Company on a timely basis so that the Company may comply with the requirements thereunder.

(ii)              Its representations and warranties contained herein are being relied upon by the Company as a basis for such exemption under the Securities Act and under the securities laws of various other foreign and domestic jurisdictions. The Investor further understands that, unless it notifies the Company in writing to the contrary at or before the date hereof or the Closing Date, as the case may be, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been automatically (and without any further action of the Investor) reaffirmed and confirmed as of the date hereof or the Closing Date, as applicable, taking into account all information received by the Investor.

(iii)             No U.S. state or federal agency or any other securities regulator of any state or country has passed upon the merits or risks of an investment in the Securities or made any finding or determination as to the fairness of the terms of the offering of the Securities or any recommendation or endorsement thereof.

(iv)             The Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the Investor may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Investor understands that the Company has no obligation or intention to register any of the Securities, or, other than as contemplated herein, to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the Investor understands that under the SEC’s rules, the Investor may dispose of the Securities principally only in “private placements” that are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Investor. Consequently, the Investor understands that the Investor must bear the economic risks of the investment in the Securities for an indefinite period of time. The Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws. The Investor understands that that the recordation of the Securities in book-entry form will include a legend substantially in the form indicated in Section 6 (which the Investor has read and understands), and that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

(n)          No ERISA Plans.  Either (a) the Investor is not purchasing or holding Securities (or any interest in Securities) with the assets of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing by reason of such plan’s, account’s or arrangement’s investment in such entity, or (iv) a governmental, church, non-U.S. or other plan that is subject to any similar laws; or (b) the purchase and holding of such Securities by the Investors, throughout the period that it holds such Securities, and the disposition of such Securities or an interest therein will not constitute (x) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (y) a breach of fiduciary duty under ERISA or (z) a similar violation under any applicable similar laws.

6.            Additional Agreements.

(a)          Short Selling Acknowledgement and Agreement. The Investor understands and acknowledges that the SEC currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act and of Securities Act Compliance Disclosure Interpretation 239.10. The Investor agrees that it will abide by such interpretation and will not engage in any Short Sales that result in the disposition of the Securities acquired hereunder by the Investor until such time as a resale registration statement is declared or deemed effective by the SEC or such Securities are no longer subject to any restrictions on resale. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(b)          Legend. The book-entry account maintained by the transfer agent evidencing ownership of the Securities sold pursuant to this Agreement will bear the following restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.”

7.            Conditions to Obligations of the Company. The obligations of the Company to sell and issue the Securities being sold and issued by it to the Investor on the Closing Date is subject to the fulfillment on or before the Closing Date of the following conditions, any of which may be waived (in whole or in part) by the Company in its sole discretion:

(a)          No Injunction. As of the Closing Date, no Governmental Body nor any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement, nor to the Company’s knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

(b)          Securities Law Compliance. The offer and sale of the Securities to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable State Securities Laws.

(c)          Purchase Price Paid. The Investor shall have paid the Purchase Price to the Company pursuant to the requirements of this Agreement.

(d)          Covenants and Agreements. The Investor shall have performed and complied with the covenants and agreements required to be performed or complied with by the Investor hereunder on or prior to the Closing Date.

(e)          Voting Agreement. The Investor shall have executed and delivered a joinder to the Voting Agreement.

(f)           Investors’ Rights Agreement. The Investor shall have executed and delivered the Investors’ Rights Agreement.

(g)          Representations and Warranties. The representations and the warranties of the Investor contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

8.            Conditions to Obligations of the Investor. The obligation of the Investor to pay the Company the Purchase Price in respect of the Securities to be issued under this Agreement to the Investor is subject to the fulfillment to the reasonable satisfaction of, or, to the extent permitted by law, waiver by, the Investor prior to the Closing Date, as the case may be, each of the following conditions:

(a)          Covenants and Agreements. The Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing Date, as applicable.

(b)          Representations and Warranties. The representations and the warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date, except with respect to provisions including the terms “material,” “Material Adverse Effect” or words of similar import and except with respect to materiality, as reflected under GAAP, and with respect to which such representations and warranties made as of the applicable date, such representations and warranties shall be true and correct only as of such date.

(c)          Voting Agreement. The Company shall have delivered an amendment to the Voting Agreement, providing for a board seat designated by the Investor, in a form acceptable to the Investor on or prior to the Closing Date.

(d)          Investors’ Rights Agreement. The Company shall have executed and delivered the Investors’ Rights Agreement.

9.            Miscellaneous.

(a)          Survival of Obligations. All representations, warranties, covenants, agreements and obligations contained in this Agreement shall survive the Closing.

(b)          Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by electronic mail when confirmation of transmission is received by the sending party, (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing, or (iv) if sent by reputable overnight courier when received; and shall be addressed to the Investor as set forth on its respective signature pages and if to the Company as follows:

If to the Company:	Vallon Pharmaceuticals, Inc. 100 N. 18th Street, Suite 300 Philadelphia, PA 19103 Attention: David Baker, Chief Executive Officer Email: davidb@vallon-pharma.com
with a copy to:	Thompson Hine LLP 335 Madison Avenue 12th Floor New York, New York 10017-4611 Attention: Faith L. Charles Email: faith.charles@thompsonhine.com
If to the Investor:	To the address specified on signature page hereof or at such other address or addresses as may have been furnished to the Company in writing in accordance with this Agreement.

Either party hereto may, from time to time, change its address, e-mail address or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

(c)          Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto.

(d)          Amendments. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by all the parties hereto.

(e)          Expenses. The Company shall pay all delivery expenses and stamp, transfer, issue, documentary and similar taxes, assessments and charges levied under the laws of any applicable jurisdiction in connection with the issuance of the Securities and will hold the Investor or other holders thereof harmless, without limitation as to time, against any and all liabilities with respect to all such delivery expenses, taxes, assessments and charges. The Investor shall be responsible for the fees and expenses, if any, of its advisors and its counsel.

(f)           Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to either party, it is in writing signed by an authorized representative of such party. The failure or delay of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(g)          Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

(h)          Assignment; Successors and Assigns. Neither this Agreement nor any of the rights and obligations of either party hereunder may be assigned, delegated or otherwise transferred by such party without the prior written consent of the other party; provided, that the Investor may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any of its Affiliates. No such assignment, delegation or other transfer shall relieve the assignor of any of its obligations or liabilities hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

(i)           No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any third Person, other than the parties and their respective successors and assigns permitted by Section 9(h), any right, remedy or claim under or by reason of this Agreement.

(j)           Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without regard to its conflict of laws principles.

(k)          Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Investor may otherwise have to bring any action or proceeding relating to this Agreement against the Company and its subsidiaries or their respective properties in the courts of any jurisdiction or any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement against the Investor or its properties in the courts of any jurisdiction. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court referred to in the first sentence of this Section 9(k) and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(l)           Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY(WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(m)         Public Announcements. The Investor shall not make any public announcements or otherwise communicate with the news media with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company. Notwithstanding the forgoing, the Investor may make or cause to be made any press release or similar public announcement or communication as may be required to comply with (i) the requirements of applicable law, including the Exchange Act or (ii) its disclosure obligations or practices with respect to its investors; provided that prior to making any such disclosure under this clause (ii), the Investor shall provide a copy of such proposed disclosure to the Company and shall only publicly make such disclosure with the consent of the Company, which consent shall not be unreasonably withheld or delayed, if the Company has not previously made a public announcement of the transactions contemplated hereby.

(n)          Entire Agreement. This Agreement and the documents delivered pursuant hereto and thereto constitute the entire agreement and understanding among the parties with respect to the subject matter contained herein or therein, and supersede any and all prior agreements, negotiations, discussions, understandings, term sheets or letters of intent between or among any of the parties with respect to such subject matter.

(o)          Interpretation.

In this Agreement, unless the context clearly indicates otherwise:

(i)               words used in the singular include the plural and words in the plural include the singular;

(ii)              reference to any gender includes the other gender;

(iii)             the word “including” (and with correlative meaning “include”) means “including but not limited to” or “including without limitation”;

(iv)             the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(v)              reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(vi)             reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(vii)            relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and

(viii)           the titles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

(p)          This Agreement was negotiated by the parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either party shall apply to any construction or interpretation hereof. Subject to Section 9(g), this Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Agreement this ____25__ DAY OF _______July___________, 2019.

INVESTOR:

Salmon Pharma GmbH

By:

Name:

Title:

Address:

State/Country of Domicile or Formation:

Purchase Price at US $0.095430 per share:

US$5,000,000.00 (US$ Five Million)

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to 52,394,425 shares of Common Stock.

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement this ____25th___ OF _______July___________, 2019.

VALLON PHARMACEUTICALS, inc.

By:

Name: David Baker
Title: Chief Executive Officer

Signature Page to Stock Purchase Agreement

Schedule I

Capitalization Table

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]